                         Agreement and Promissory Note

This agreement and promissory note dated June 4th, 2004 between Orbit Brands
Corporation ("orbit" or the "company") and Sherman & Peabody, LLC ("S & P" the
"parties") (the "agreement")

WHEREAS, orbit and S & P entered into a certain security agreement and promissory notes dated February __, 2004 (the "note") and escrow agreement (the "escrow agreement") dated _______, 2004; and WHEREAS, S & P has funded $125,000 of the
$250,000 due on the note (the "investment")

WHEREAS, S & P is unable to fund the remaining balance due under the note; and
WHEREAS, the parties are desirous of entering into a new agreement with respect to the $125,000 received by the company. Now, therefore, the parties agree as follows:

        1. Recession of the escrow agreement The parties hereby recind, and make null, void, and by that effect, any previous agreements or intended agreements related to terms and conditions of the escrow agreement which was the basis of the original relationship

        2. Return of Collateral Orbit and S & P shall properly instruct the escrow agent to immediately deliver ____________ shares of company stock used to collateralized the note to the company c/o it's general counsel, Paul Beck, Esq. 611 West Sixth Street, Suite 2620, Los
           Angeles, California 90017

        3. New Agreement and Promissory Note In consideration of the investment from S & P, the company upon written notice from S & P shall, at the option of S & P, pay either: (A) cash in an amount equal to the five
           (5) day trailing average of the company's common stock proceeding said notice from S & P multiplied by 5,500,000; or (B) the right to convert the investment into an amount of restricted common stock equal to 150 percent of the cash election.

        4. Registration Rights S & P shall rescind registration rights in the form attached here to as Exhibit A, in the event it elects option 3
           (B) above.

        5. Additional Consideration Irrespective of S & P's chosen option of 3
           (A) or 3 (B) above, the company shall also pay S & P a loan management fee of thirty-five percent (35%) of the investment, computed on an annual basis (the "fee"). The fee shall in no way be deemed interest, and the parties hereby agreed to waive any and all claims of usury pursuant to state or federal law.

        6. Miscellaneous The parties agree that this agreement and the transactions contemplated thereby shall at all times remain unsecured.

        7. Governing Law This agreement shall in all respects be governed by the laws of the state of California.

                                       1

Orbit Brands Corporation

By: ____________________________________________

Print Name: _____________________________________

Title: President and CEO

Date:________________

Sherman and Peabody, LLC

By: ____________________________________________

Print Name: _____________________________________

Title: ___________________________________________

Date:________________